Exhibit 99.5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value US$0.0001 per share, of CASI Pharmaceuticals, Inc.; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Sparkle Byte Limited

Signature:	/s/ Dongliang Lin

Name/Title:	Dongliang Lin / Authorized Signatory

Snow Moon Limited

Signature:	/s/ Dongliang Lin

Name/Title:	Dongliang Lin / Authorized Signatory

Tianjin Jingran Management Center (Limited Partnership)

Signature:	/s/ Yikun Liu

Name/Title:	Yikun Liu / Representative

Beijing Hexie Kangjian Investment Center (Limited Partnership)

Signature:	/s/ Yikun Liu

Name/Title:	Yikun Liu / Authorized Signatory

Beijing Hexie Tiancheng Investment Management Center (Limited Partnership)

Signature:	/s/ Dongliang Lin

Name/Title:	Dongliang Lin / Authorized Signatory

He Xie Ai Qi Investment Management (Beijing) Co., Ltd.

Signature:	/s/ Kuiguang Niu

Name/Title:	Kuiguang Niu / Authorized Signatory

Xizang Hexie Enterprise Management Co., Ltd.

Signature:	/s/ Dongliang Lin

Name/Title:	Dongliang Lin / Authorized Signatory

Zhuhai Hexie Zhiyuan Management Consulting Co., Ltd.

Signature:	/s/ Jianguang Li

Name/Title:	Jianguang Li / Authorized Signatory

Jianguang Li

Signature:	/s/ Jianguang Li

Name/Title:	Jianguang Li

Dongliang Lin

Signature:	/s/ Dongliang Lin

Name/Title:	Dongliang Lin

Jingbo Wang

Signature:	/s/ Jingbo Wang

Name/Title:	Jingbo Wang

Kuiguang Niu

Signature:	/s/ Kuiguang Niu

Name/Title:	Kuiguang Niu